POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Natalie Munk, Jennifer Fox, and Justin D. Hunter of Myriad Genetics, Inc. (the “Company”), signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, forms and authentication documents for EDGAR Filing Access; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and authentication documents, including managing the undersigned’s EDGAR account: (3) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of the Company, Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder; (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC; (5) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information; and (6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact, on behalf of the undersigned pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersi gned acknowledges that the foregoing attorneys-in- fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in- fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this (As day of August 2025.

BL Ben Wheeler IN WITNESS WHEREOF, Ben Wheeler has duly executed this Power of Attorney as of the date first above written. %, 1 ; STATE OF Sadun ) MM Q ) SS. COUNTY OF 4X “1 ) On Vid df Au 2025 before me, the undersigned, personally appeared Se m WW | wel 2 personally known to me (or ‘proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. / WITNESS my hand and/officıal s Notary Public in and for said County and State Name: (A Ta OW cL C. oe ob, Bagh Mh od Se AP MASS ‘ E i a A A Pe

E 1499 UVZ-Nr. - /2025 as of 08.08.2025 KR I hereby certify that the above is the true Signature subscribed in my presence of: Benjamin Richard Wheeler, born 06.07.1983, of 1854 South 1955 West, Woods Cross Utah 84087, identified by official identity paper. As stated, the notary, his partner and his deputy were not active on behalf of the deponent off the limits of their professional duties. Munich, this 08.08.2025 Dr. Thomas Engel, Notary beglaubigung (15040)

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